UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 1, 2022

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive
Kingsport Tennessee	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.50% Notes Due 2023	EMN23	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2022, in connection with the new U.S. Securities and Exchange Commission rules regarding universal proxy cards and certain recent changes to the Delaware General Corporation Law (the “DGCL”), the Board of Directors of Eastman Chemical Company unanimously adopted Amended and Restated Bylaws of Eastman Chemical Company (the “Amended and Restated Bylaws”), effective immediately.

The Amended and Restated Bylaws, among other things:

•

Update the procedural mechanics for stockholder nominations of directors to address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and update the information requirements for the nomination of directors and the proposal of other business for consideration at meetings of stockholders;

•	Modify the provisions relating to the adjournment procedures and lists of stockholders entitled to vote at meetings of stockholders, in each case to reflect recent amendments to the DGCL;

•	Expressly provide for greater use of technology, including electronic notice, virtual stockholder meetings, and director and officer resignations, and

•	Make various other updates, including clarifying, ministerial and conforming changes.

The foregoing general description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws set forth in Exhibit 3.02 to this Form 8-K and incorporated in this Item by reference.

Item 9.01	(d) Exhibits

3.02	Eastman Chemical Company Amended and Restated Bylaws, as of December 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company

By:	/s/ Clark L. Jordan
Clark L. Jordan
Vice President, Legal and Corporate Secretary
Date: December 7, 2022